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                                                                   EXHIBIT 16(b)


                               RETIREMENT EQUITY

                                 TOTAL RETURN


                                                                Annual
                                                 Inception      Total
                                                 03-27-87       Return*
                                                -----------     -------

Initial Investment                              $ 1,000.00      $ 1,000.00

Divided by
Net Asset Value                                      10.00           10.00
                                                ----------      ----------

Equals Shares Purchased                             100.00          100.00

Plus Shares Acquired Through
  Dividend Reinvestment                               .595            .595
                                                ----------      ----------
Equals Shares Held
  at 10/31/89                                      100.595         100.595

Multiplied by Net Asset
  Value at 10/31/89                                   8.85            8.85
                                                ----------      ----------

Equals Ending Value before
  deduction for contingent
  deferred sales charge                         $   890.27      $   890.27

Deduction for deferred
sales charge                                         35.37           -0-
                                                ----------      ----------

Equals Ending Redeemable
  Value of a $1,000
  Investment (ERV)                              $   854.90      $   890.27

Divided by $1,000 (P)                                .8549           .8903

Subtract 1                                          (.1451)         (.1097)

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                            (14.51%)
                                                ----------

Expressed as a percentage
  equals the Annual Total
  Return (T)                                                       (10.97%)
                                                                ----------

ERV divided by P                                     .8549

Raise to the power of                             1 / .597

Equals                                               .7570

Subtract 1                                         (.2430)

Expressed as a percentage
  equals the Average
  Annualized Total Return                          (24.30%)
                                                ----------


*Does not include sales charge for the period.